                                                            UNITED STATES
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549

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                                                              FORM 8-K
                                                           CURRENT REPORT

                                Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

                                          Date of Report (Date of Earliest Event Reported):
                                                           October 5, 2004

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                                                       The Walt Disney Company
                                       (Exact name of registrant as specified in its charter)

                                                              Delaware
                                           (State or other jurisdiction of incorporation)

                          1-11605                                                   95-4545390
                 (Commission File Number)                               (IRS Employer Identification No.)

               500 South Buena Vista Street
                    Burbank, California                                               91521
         (Address of principal executive offices)                                   (Zip Code)

                                                           (818) 560-1000
                                        (Registrant's telephone number, including area code)

                                                           Not applicable
                                       (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On October 5, 2004, Michael D. Eisner, Chief Executive Officer of the Registrant, appeared at the Goldman Sachs
Communacopia XIII Conference in New York. Mr. Eisner noted in his remarks that the Registrant expects growth in earnings per share of more than 50 percent for the Registrant's fiscal year ended September 30, 2004, compared to the 2003 fiscal year, along with improved return on invested capital (viewed as net operating profit from continuing operations after an assumed tax burden, divided by average invested capital) and record free cash flow. In addition, the Registrant expects the following with respect to results of operation for and financial condition as of the end of the 2004 fiscal year:

           o Each of the Registrant's four segments is expected to have contributed growth in operating income during fiscal 2004.
           o Estimated global retail sales of the "Disney Princess" line are expected to exceed $2 billion in fiscal 2004.
           o Operating income from the ABC Network is expected to improve by more than $300 million in fiscal 2004 compared to fiscal 2003.
           o The estimated return on capital of the operations of the Studio segment is expected to approximately double from fiscal 2001 to fiscal 2004.
           o The earnings impact of recent storms in Florida is expected to be approximately one cent per share for fiscal 2004.
           o During the quarter ended September 30, 2004, the Registrant invested more than $300 million in repurchasing shares of its common stock pursuant to its share repurchase program.

     The Registrant believes that the statements above may constitute "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. The foregoing expectations are based on reported results of operations for the Registrant through the end of the Registrant's third fiscal quarter (June 30, 2004) and the
Registrant's estimation of results during the fourth fiscal quarter. Actual results for the fourth quarter and for the fiscal year cannot be determined until financial reporting on the period and associated reviews are completed, and actual results may differ materially from the results estimated by the Registrant. In addition, events occurring after the completion of the period may have a material impact on the reported results for the quarter. In particular, the Registrant continues to monitor the status of its investments in leveraged airplane leases in light of recent public information regarding Delta Airlines' financial status.
Information concerning additional factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Registrant's filings with the U.S. Securities and Exchange Commission, including the Registrant's annual report on Form 10-K for the year ended September 30, 2003.

     Free cash flow is an important financial metric for the Registrant but is not a GAAP-defined metric. The Registrant uses free cash flow (cash flow from operations less investments in parks, resorts and other property), among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures, and free cash flow is taken into consideration in determining annual incentive compensation. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments and pay dividends. This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of cash flow. Free cash flow as calculated by the Registrant may not be comparable to similarly titled measures reported by other companies.

                                                             Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             The Walt Disney Company

                                                             By: /s/ Thomas O. Staggs
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                                                                 Thomas O. Staggs
                                                                 Senior Executive Vice President and
                                                                   Chief Financial Officer

Date:   October 7, 2004